UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 24, 2008

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 24, 2008, the Compensation and Stock Committee of the Board of Directors of the Company (the “Compensation Committee”) approved bonus payments to executive officers under the Corporate Officers Compensation Plan for the 2008 fiscal year, which ended on September 30, 2008.  The bonuses for executive officers were as follows:

Name and Title	Bonus

Ken Bero President and Chief Executive Officer	$60,061
John H. Kitchen Chief Marketing Officer and Senior Vice President	$28,450
Murray Fish Chief Financial Officer and Vice President	$28,450
Dan Incropera Corporate Controller and Vice President	$ 9,483

The Compensation Committee also approved the fiscal 2009 Corporate Officers Compensation Plan, which provides that up to 15% of the Company’s net income (before the grant of any awards) is to be available in the aggregate for bonus payments to the Company’s executive officers at the end of the 2009 fiscal year.  The Compensation Committee will have the final authority to determine whether any bonuses are paid and if so, the amount of such bonuses.  The Compensation Committee reserves the right to make adjustments to the plan at any time.  At the Compensation Committee’s discretion, amounts intended for the bonus pool may be accrued at the end of each fiscal quarter, but no amounts will be awarded until the results for the 2009 fiscal year are available.

The Compensation Committee also renewed a commission plan for the 2009 fiscal year for Robert Clemens, Vice President of Worldwide Sales, which is based on world wide company software license, new maintenance, professional services and training bookings.  If Mr. Clemens achieves targets for the 2009 fiscal year, he would receive a commission (payable on a monthly basis) equal to up to approximately $165,000, subject to increased commissions if he exceeds performance targets. The Company reserves the right to modify, suspend or terminate any or all terms and provisions of the commission plan, with or without notice.  Mr. Clemens is not eligible for payments under the Corporate Officers Compensation Plan.

The Compensation Committee also approved a base salary of $150,000 per year for Harvey Gross, Vice President of Enterprise Product Management and Development.  Mr. Gross’ is also eligible for bonus payments based on the achievement of certain management objectives, which is targeted at $40,000 per year.  Mr. Gross was appointed as an executive officer of the Company in October 2008, so he was not eligible for payments under the Corporate Officers Compensation Plan for the 2008 fiscal year, but will be eligible for payments under the plan for the 2009 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: November 25, 2008	By:	/s/ Murray P. Fish
Name: Murray P. Fish
Title: Chief Financial Officer